UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas  75201
(Address of principal executive offices)   (zip code)

(214) 462-6831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 23, 2019, Comerica Incorporated (“Comerica”) announced that Curtis C. Farmer has been named Chief Executive Officer and President of Comerica and of its subsidiary, Comerica Bank, effective April 23, 2019. Comerica also announced that Ralph W. Babb, Jr. has been named Executive Chairman of Comerica and Comerica Bank, effective April 23, 2019. Mr. Babb ceased to hold the additional title of Chief Executive Officer of Comerica and Comerica Bank as of April 23, 2019, the effective date of Mr. Farmer’s promotion. As Executive Chairman, Mr. Babb will continue to chair the Comerica Board of Directors and the Comerica Bank Board of Directors.
In his new role, Mr. Farmer will be responsible for all lines of business and Credit, as well as the support and operations teams of Comerica and Comerica Bank, including Finance, Human Resources, Risk, Technology, Legal and Marketing. Mr. Farmer will continue reporting to Mr. Babb.
Mr. Farmer, 56, was first appointed President of Comerica and Comerica Bank in April 2015. Before that, he served as Vice Chairman (April 2011 to April 2015) and Executive Vice President (October 2008 to April 2011) of Comerica and Comerica Bank. Prior to joining Comerica, Mr. Farmer served as Executive Vice President and Wealth Management Director of Wachovia Corporation from October 2005 to October 2008. During his 23 years of service to Wachovia, he held a variety of positions of increasing scope and responsibility.
In connection with his promotion, on April 23, 2019, Mr. Farmer received an annualized increase of $79,000 to his base salary. As Chief Executive Officer and President, Mr. Farmer’s 2019 Annual Executive Incentive Program (“AEI”) individual incentive target under the Comerica Incorporated 2016 Management Incentive Plan, as amended and/or restated from time to time (the “MIP”), will be 115% of base salary, and his AEI individual incentive maximum will be 230% of base salary.
Also in connection with the promotion to Chief Executive Officer, Mr. Farmer received equity grants valued at a total of $1.5 million as of the grant date of April 23, 2019. 65% of the equity award was allocated toward a target number of performance-based restricted stock units under the senior executive long-term performance program (“SELTPP”); 25% of the equity award was allocated toward restricted stock units, and 10% of the equity award was allocated toward stock options. All of the equity grants were made under Comerica’s 2018 Long-Term Incentive Plan. The target grant of SELTPP restricted stock units is subject to Comerica’s standard SELTPP agreement (2019 version). It will be eligible to vest based on Comerica’s average return on common equity excluding certain non‑performance items (“ROCE”) over a three‑year performance period (2019‑2021), relative to a goal ROCE established toward the beginning of the performance period, with settlement occurring after the end of the performance period. The grant of restricted stock units is subject to Comerica’s standard employee non-cliff restricted stock unit agreement, with 50% of the shares vesting on the third anniversary of the grant date and 25% vesting on each of the fourth and fifth anniversaries of the grant date. The grant of stock options is subject to Comerica’s standard non-qualified stock option agreement, with the stock options vesting 25% per year over four years and having a term of 10 years. Additional information about Comerica's executive compensation program can be found in its 2019 Proxy Statement.
Mr. Babb's compensation will continue with no changes in connection with his appointment as Executive Chairman.

ITEM 7.01	REGULATION FD DISCLOSURE.
On April 23, 2019, the registrant issued a press release regarding the promotion of Mr. Farmer. A copy of the press release is attached hereto as Exhibit 99.1. Such exhibit is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
99.1    Press Release dated April 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

	By:	/s/ John D. Buchanan
	Name:	John D. Buchanan
	Title:	Executive Vice President - Chief Legal Officer

Date: April 23, 2019